UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 31, 2008

Ferro Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Lakeside Avenue, Cleveland, Ohio		44114
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-641-8580

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 31, 2008, Ferro Corporation ("Ferro") closed the U.S. portion of the sale of its fine chemicals business to Novolyte Technologies LP ("Novolyte"), an affiliate of Arsenal Capital Management LP. The fine chemicals business develops and produces certain fine chemical products, including electrolytes, glymes, and phosphines that are marketed to manufacturers in a broad range of applications (the "Business"). The Business was sold for $60 million in cash. A portion of the proceeds will be held in escrow until the completion of an equity transfer related to the Business’ manufacturing facilities in Suzhou, China. The equity transfer is expected to be completed by the end of 2008.

In connection with the closing, Ferro entered into a first amendment (the "Amendment") to the asset purchase agreement, dated September 29, 2008 (the "Agreement"), with Novolyte. In addition, Ferro entered into an equity transfer agreement (the "Equity Transfer Agreement") with Novolyte Technologies Limited and Novolyte Technologies LP for the sale of the equity of Ferro (Suzhou) Energy Storage Materials Co. Ltd., a wholly-owned subsidiary of Ferro ("Ferro Suzhou").

The primary effect of the Amendment is to reduce the purchase price from $66 million to $60 million in cash, which represents $52 million in cash for the U.S. portion of the sale and $8 million that will be released from escrow upon the closing of the equity transfer of Ferro Suzhou. The purchase price is subject to a post-closing working capital adjustment and may also be reduced by up to $4.5 million if the sale of the equity of Ferro Suzhou does not close by June 30, 2009. Novolyte’s obligation to complete the purchase of Ferro Suzhou is subject to certain conditions, including government approval of the equity transfer in China and the receipt of certain permits or licenses. Further, Ferro entered into transition services agreements and tolling agreements with Novolyte with respect to certain Business operations.

The foregoing summary is qualified in its entirety by reference to the text of the Amendment, the Agreement and the Equity Transfer Agreement, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are hereby incorporated by reference.

Item 7.01 Regulation FD Disclosure.

A copy of the press release issued by Ferro in connection with the transaction referenced in Item 1.01 above is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1: First Amendment to Asset Purchase Agreement, dated October 31, 2008, between Ferro Corporation and Novolyte Technologies LP.
Exhibit 10.2: Asset Purchase Agreement, dated September 29, 2008, between Ferro Corporation and Novolyte Technologies LP (Reference is made to Exhibit 10.1 to Ferro Corporation’s Current Report on Form 8-K, filed October 3, 2008, which Exhibit is incorporated here by reference.)
Exhibit 10.3: Suzhou Equity Transfer Agreement, dated October 31, 2008, among Novolyte Technologies Limited, Novolyte Technologies LP and Ferro Corporation.

Exhibit 99.1: Press release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation

November 4, 2008	By:	Sallie B. Bailey

Name: Sallie B. Bailey
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	First Amendment to Asset Purchase Agreement, dated October 31, 2008, between Ferro Corporation and Novolyte Technologies LP
10.3	Suzhou Equity Transfer Agreement, dated October 31, 2008, among Novolyte Technologies Limited, Novolyte Technologies LP and Ferro Corporation
99.1	Press release